Exhibit 10.3

STRATEGIC HOTELS & RESORTS, INC.

UNIT AGREEMENT

UNDER STRATEGIC HOTELS & RESORTS, INC.

VALUE CREATION PLAN

We are pleased to inform you that you have been granted an award of Units (the “Unit Award”) under the Strategic Hotels & Resorts, Inc. Value Creation Plan (“Plan”).

The terms of the Unit Award are as set forth in this Unit Award Agreement (“Agreement”). This Agreement is granted under the Plan and, except as expressly provided otherwise herein, is limited by and subject to the express terms and conditions of the Plan, a copy of which is attached. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan. The basic terms of the Unit Award are summarized as follows:

Grant Date:

Number of Units:

1.	Termination of Employment or Services

[If your employment or service relationship with the Employer terminates because of death, Disability (as defined in your employment agreement with the Company), Constructive Termination or Termination by the Employer other than for Cause, your outstanding Units under this Unit Award shall become fully vested and Unit Distributions shall be payable in accordance with the Plan as though you had remained employed with the Employer.]

[If you terminate your employment or service relationship with the Employer voluntarily (not including a Constructive Termination in 2012 or death or Disability at any time) or if the Company terminates your employment or service relationship for Cause at any time, your outstanding Units under this Unit Award will immediately terminate without the payment of any further consideration to you and the Committee may require any Unit Distributions made to you to be repaid to the Employer if your employment or service relationship with the Employer was terminated by the Employer for Cause or if the Company at the time of your voluntary termination had reason to terminate your employment or service relationship for Cause.

If during 2012 either the Employer terminates your employment or service relationship without Cause or you terminate your employment or service relationship with the Employer as a result of a Constructive Termination, you will become fully vested in a pro-rata portion of the Units under this Unit Award determined by multiplying the number of Units under this Unit Award by a fraction with the numerator equal to the number of full calendar months from the Grant Date until your termination of employment or services and the denominator equal to the number of full calendar months from the Grant Date until December 31, 2012. Unit Distributions shall be payable with respect to such pro rata portion of the Unit Award in accordance with the Plan.

If your employment or service relationship with the Employer terminates because of death or Disability, you will become fully vested in a pro-rata portion of the Units under this Unit Award determined by multiplying the number of Units under this Unit Award by a fraction with the numerator equal to the number of full calendar months from the Grant Date until your termination of employment or services and the denominator equal to the number of full calendar months from the Grant Date until December 31, 2012. Unit Distributions shall be payable with respect to such pro rata portion of the Unit Award in accordance with the Plan.]

2.	Change of Control

Upon a Change of Control of the Company, your outstanding Units under this Unit Award shall become fully vested and Change of Control Unit Distributions shall be payable immediately prior to, on or within two business days after a Change of Control.

3.	Unit Distributions

Unit Distributions shall be payable in accordance with the Plan with respect to calendar quarters in 2012, or if earlier, with respect to a Change of Control. Unit Distributions may be paid in cash, or if approved by the stockholders of the Company, shares of Common Stock or a combination thereof, as determined by the Committee.

4.	Securities Law Compliance

Notwithstanding any other provision of this Agreement, you may not sell any shares of Common Stock acquired upon a Unit Distribution unless such shares of Common Stock are registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares of Common Stock must also comply with other applicable laws and regulations governing the shares of Common Stock, and you may not sell the shares of Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

5.	Transfer Restrictions

Any sale, transfer, assignment, encumbrance, pledge or other transfer or disposition of any kind, whether voluntarily or by operation of law, directly or indirectly, of Units other than by will or the applicable laws of descent and distribution or by a beneficiary designation on a Company-approved beneficiary designation form with respect to this Plan shall be strictly prohibited and void.

6.	Independent Tax Advice

You acknowledge that you are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving Units or Unit Distributions. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the Units and Unit Distributions in light of your specific situation or have had the opportunity to consult with such a tax advisor but chose not to do so.

7.	Withholding and Disposition of Shares

You agree to make arrangements satisfactory to the Employer for the payment of any federal, state, local or foreign withholding tax obligations that arise with respect to this Unit Award, including, without limitation, any receipt of shares of Common Stock. Notwithstanding the previous sentence, you acknowledge and agree that the Employer has the right to deduct from payments of any kind otherwise due to you any federal, state or local taxes of any kind required by law to be withheld with respect this Unit Award, including, without limitation, any receipt of shares of Common Stock.

8.	General Provisions

8.1 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

8.2 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Committee may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on you, the Units or any shares of Common Stock acquired upon Unit Distributions pursuant to this Agreement.

8.3 Agreement Is Entire Contract. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.

8.4 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Employer and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

8.5 No Employment or Service Contract. This Agreement does not confer upon you any right with respect to continuance of employment by the Employer, nor does it interfere in any way with the right of your Employer to terminate your employment or services at any time.

8.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

8.7 Governing Law. This Agreement will be construed and administered in accordance with and governed by the laws of the State of Illinois without giving effect to principles of conflicts of law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year indicated above on the first page of this Agreement as the Grant Date.

STRATEGIC HOTELS & RESORTS, INC.

By:
Its

[Name of Participant]

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